AXA PREMIER VIP TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
For the period July 1, 2010 - December 31, 2010

  Underwriter    Commission,
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

Multimanager Core Bond (SSGA Sleeve) Portfolio 07/15/10 J.P. Morgan  $6,500,000 $2,500,000,000 $99.736 0.450% JPMorgan Chase & Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio 07/15/10 J.P. Morgan  $6,500,000 $2,500,000,000 $99.736 0.450% JPMorgan Chase & Co. Williams Capital Group LP

Multimanager Multi-Sector Bond (SSGA Sleeve) Portfolio 08/03/10 UBS AG $4,000,000 $1,000,000,000 $99.867 0.200% MetLife, Inc. Williams Capital Group LP

Multimanager Small Cap Growth (Eagle Sleeve) Portfolio 09/10/10 Jefferies & Co. $5,100,000 $79,795,416 $17.00 $0.85 Radiant Systems, Inc. Raymond James & Associates, Inc.

Multimanager Core Bond (BlackRock Sleeve) Portfolio 09/13/10 Citigroup Global Markets Inc.  $1,480,000 $2,000,000,000 $99.217 0.425% General Electric Capital Corp. Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 09/27/10 Morgan Stanely & Co. Inc. $315,000,000 $2,000,000,000 $99.975 0.450% NBC Universal, Inc.  Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/04/10 Deutsche Bank Securities Inc.  $4,000,000 $750,000,000 $99.850 0.350% The Dow Chemical Company Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/04/10 Barclays Capital PLC $4,000,000 $1,750,000,000 $99.725 0.450% The Dow Chemical Company Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 11/04/10 Deutsche Bank Securities Inc.  $1,860,000 $1,750,000,000 $99.725 0.450% The Dow Chemical Company Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/04/10 Deutsche Bank Securities Inc.  $4,000,000 $750,000,000 $99.850 0.350% The Dow Chemical Company Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/04/10 Barclays Capital PLC $4,000,000 $1,750,000,000 $99.725 0.450% The Dow Chemical Company Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/08/10 J.P. Morgan  $9,000,000 $1,500,000,000 $99.330 0.450% United Parcel Services Inc. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/08/10 Morgan Stanley $5,080,000 $500,000,000 $98.557 0.875% United Parcel Services Inc. Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/08/10 J.P. Morgan  $9,000,000 $1,500,000,000 $99.330 0.450% United Parcel Services Inc. Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 11/09/10 Citigroup Global Markets Inc.  $820,000 $1,200,000,000 $97.998 0.875% Time Warner Cable Inc. Williams Capital Group LP

Multimanager Core Bond (BlackRock Sleeve) Portfolio 11/10/10 J.P. Morgan  $1,120,000 $1,750,000,000 $99.905 0.350% JPMorgan Chase & Co. Williams Capital Group LP

Multimanager International Equity (Marsico Sleeve) Portfolio 11/12/10 Various Brokers  * $1,422,478 $482,000,000 $24.100 4.000% Sensata Technologies Holding  Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/16/10 Citigroup Global Markets Inc.  $2,000,000 $250,000,000 $99.912 0.600% GATX Corp Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/16/10 Citigroup Global Markets Inc.  $2,000,000 $250,000,000 $99.912 0.600% GATX Corp Williams Capital Group LP

Multimanager Large Cap Value (MFS Sleeve) Portfolio 11/18/10 J.P. Morgan  $2,425,000 $15,774,000,000 $33.000 0.750% General Motors Company Sanfornd Berstein and Williams Capital Group LP

Multimanager Large Cap Core (AllianceBernstein Sleeve) Portfolio 11/18/10 J.P. Morgan  $132,000,000 $15,774,000,000 $33.000 0.750% General Motors Company Sanfornd Berstein and Williams Capital Group LP

Multimanager Large Cap Value (AllianceBernstein Sleeve) Portfolio 11/18/10 J.P. Morgan  $132,000,000 $15,774,000,000 $33.000 0.750% General Motors Company Sanfornd Berstein and Williams Capital Group LP

Multimanager Aggressive Equity (Trowe Sleeve) Portfolio 11/18/10 J.P. Morgan  $462,000,000 $15,774,000,000 $33.000 0.750% General Motors Company Sanfornd Berstein and Williams Capital Group LP

Multimanager Aggressive Equity (Westfield Sleeve) Portfolio 11/18/10 J.P. Morgan  $19,800,000 $15,774,000,000 $33.000 0.149% General Motors Company Sanfornd Berstein and Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $8,000,000 $3,275,000,000 $99.986 $5.000 State of California Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $8,000,000 $3,275,000,000 $100.949 $5.500 State of California Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $4,000,000 $3,275,000,000 $100.642 $2.500 State of California Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $8,000,000 $3,275,000,000 $100.202 $5.000 State of California Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $8,000,000 $3,275,000,000 $100.949 $5.500 State of California Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 11/19/10 Citigroup Global Markets Inc.  $8,000,000 $3,275,000,000 $100.202 $5.000 State of California Williams Capital Group LP

Multimanager Aggressive Equity (Marsico Sleeve) Portfolio 12/06/10 Various Brokers  ** $5,821,148 $10,515,723,090 $4.350 0.400% Citigroup Inc. Williams Capital Group LP

Multimanager Aggressive Equity (Trowe Sleeve) Portfolio 12/08/10 Citigroup Global Markets Inc.  $109,800 $762,500,000 $30.500 3.400% Dollar General Corporation Sanfornd Berstein

Multimanager Core Bond (SSGA Sleeve) Portfolio 12/09/10 J.P. Morgan  $1,500,000 $250,000,000 $99.723 0.625% Snap-On Inc. Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 12/13/10 J.P. Morgan  $2,500,000 $700,000,000 $99.940 0.475% Occidental Petroleum Corp Williams Capital Group LP

Multimanager Core Bond (SSGA Sleeve) Portfolio 12/13/10 Barclays Capital PLC $2,850,000 $1,300,000,000 $99.977 0.550% Occidental Petroleum Corp Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 12/13/10 J.P. Morgan  $2,500,000 $700,000,000 $99.940 0.475% Occidental Petroleum Corp Williams Capital Group LP

Multimanager Multi-Sector  Bond (SSGA Sleeve) Portfolio 12/13/10 Barclays Capital PLC $2,850,000 $1,300,000,000 $99.977 0.550% Occidental Petroleum Corp Williams Capital Group LP

Multimanager Small Cap Growth (Eagle Sleeve) Portfolio 12/15/10 Morgan Stanley $17,550,000 $499,200,000 $19.500 $0.780 Cloud Peak Energy Inc. Raymond James & Associates, Inc.

*  Barclays Capital PLC, BMO Capital Markets, Goldman Sachs & Co, J.P. Morgan and RBC Capital Markets

** Morgan Stanley, Cabrera Capital Markets, Great Pacific Securities, Guzman and Co, Kaufman Bros. LP, Loop Capital Markets, M Ramsey King, M R Beal & Co, Valdes & Moreno Inc, Wells Fargo Securities and Wm Smith Co